  AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2003

                                                    REGISTRATION NO. 333-
                                                                     333-    -01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               APACHE CORPORATION
                       APACHE FINANCE CANADA CORPORATION
          (Exact name of each registrant as specified in its charter)

              DELAWARE                          NO. 41-0747868                            1311
            NOVA SCOTIA                         NO. 98-0216251                            1311
  (State or other jurisdiction of              (I.R.S. Employer               (Primary Standard Industrial
   incorporation or organization)          Identification Numbers)            Classification Code Number)

                ONE POST OAK CENTRAL                                      ERIC L. HARRY
         2000 POST OAK BOULEVARD, SUITE 100                    2000 POST OAK BOULEVARD, SUITE 100
              HOUSTON, TEXAS 77056-4400                             HOUSTON, TEXAS 77056-4400
                   (713) 296-6000                                        (713) 296-6000
 (Address, including zip code, and telephone number,    (Name, address, including zip code, and telephone
                      including                                              number,
   area code, of registrant's principal executive          including area code, of agent for service)
                      offices)

                             ---------------------
                                   COPIES TO:

                  RALPH K. MILLER, JR.                                       CRAIG E. CHAPMAN
    CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN                   SIDLEY AUSTIN BROWN & WOOD LLP
             1200 SMITH STREET, SUITE 1400                                  787 SEVENTH AVENUE
               HOUSTON, TEXAS 77002-4310                                 NEW YORK, NEW YORK 10019

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  From time to time after this registration statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE
                             ---------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED            PER UNIT        OFFERING PRICE(1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
4.375% Notes due 2015 of Apache Finance
  Canada Corporation.........................     $350,000,000             100%             $350,000,000           $28,315
---------------------------------------------------------------------------------------------------------------------------------
Guarantees(3)................................         (3)                  (3)                  (3)                  (3)
---------------------------------------------------------------------------------------------------------------------------------
Total........................................     $350,000,000             100%             $350,000,000           $28,315
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act.
(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act.
(3) Each of the securities to be issued by Apache Finance Canada Corporation will be irrevocably and unconditionally guaranteed on an unsecured senior basis by Apache Corporation. No separate consideration will be received for the guarantees of Apache Corporation and, therefore, pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable in respect of the registration of such guarantees.
                             ---------------------
    The Registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date the SEC, acting pursuant to said Section 8(a), may determine.
                             ---------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 2003

PROSPECTUS

                                  $350,000,000

                       APACHE FINANCE CANADA CORPORATION
                        EXCHANGE OFFER FOR $350,000,000

                             4.375% NOTES DUE 2015

                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                           (APACHE CORPORATION LOGO)

                             ---------------------

     Apache Canada is offering to exchange its 4.375% senior notes due 2015, or the "exchange notes," for its currently outstanding 4.375% senior notes due 2015, or the "outstanding notes." We have fully and unconditionally guaranteed the outstanding notes and will fully and unconditionally guarantee the exchange notes. The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws, and specified transfer restrictions, registration rights and special interest relating to the outstanding notes will not apply to the exchange notes. The exchange notes will represent the same debt as the outstanding notes, and we and Apache Canada will issue the exchange notes under the same indenture.

     The principal features of the exchange offer are as follows:

     - Expires 5:00 p.m., New York City time, on           , 2003 unless
       extended.

     - Subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the "SEC."

     - All outstanding notes that are validly tendered and not withdrawn will be exchanged.

     - Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

     - The exchange of the outstanding notes for exchange notes will not be a taxable exchange for U.S. and Canadian federal income tax purposes.

     - We will not receive any cash proceeds from the exchange offer.

     - Any outstanding notes not validly tendered will continue to remain outstanding and accrue interest but will remain subject to existing transfer restrictions.

                             ---------------------

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, as defined herein, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Oil and Gas Terms...........................................    i
Where You Can find More Information.........................    i
Cautionary Statements Regarding Forward-Looking
  Statements................................................  iii
Prospectus Summary..........................................    1
Use of Proceeds.............................................   10
Capitalization..............................................   11
Ratios of Earnings to Fixed Charges.........................   12
The Exchange Offer..........................................   12
Description of Notes and Guarantees.........................   23
Federal Income Tax Considerations...........................   38
Plan of Distribution........................................   39
Legal Matters...............................................   41
Experts.....................................................   41

     In this prospectus, "Apache," "we," "us," and "our" mean Apache Corporation and "Apache Canada" means Apache Finance Canada Corporation. Unless otherwise stated, the dollar amounts contained in this prospectus are presented in U.S. dollars.

     You should not assume that the information contained in, as well as any information we filed or will file with the SEC and that is incorporated by reference into this prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

     This exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

                               OIL AND GAS TERMS

When describing natural gas:..........  Mcf            = thousand cubic feet
                                        MMbtu          = million British thermal units
                                        MMcf           = million cubic feet
                                        Bcf            = billion cubic feet
When describing oil:..................  Bbl            = barrel
                                        Mbbls          = thousand barrels
                                        MMbbls         = million barrels
When comparing natural gas to oil:....  6 Mcf of gas   = 1 bbl of oil equivalent
                                        Boe            = barrel of oil equivalent
                                        Mboe           = thousand barrels of oil equivalent
                                        MMboe          = million barrels of oil equivalent

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock has been listed and traded on the New York Stock Exchange since 1969 and the Chicago Stock Exchange since 1960. Accordingly, you may inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the Chicago Stock Exchange, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We incorporate by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in such documents that is deemed not to be filed, after the date of this prospectus and until this offering is completed, or after the date of this initial registration statement to the date of effectiveness of this registration statement:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
       2003;

     - Current Report on Form 8-K, filed July 14, 2003;

     - Current Report on Form 8-K/A, filed June 16, 2003;

     - Current Report on Form 8-K, filed May 16, 2003;

     - Current Report on Form 8-K, filed April 17, 2003;

     - Current Report on Form 8-K, filed January 16, 2003; and

     - Current Report on Form 8-K, filed January 13, 2003.

     The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Each of these documents is available from the SEC's web site and public reference rooms described above. Through our website, http://www.apachecorp.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Cheri L. Peper, Corporate Secretary, at our principal executive office, which is:

    Apache Corporation
    2000 Post Oak Boulevard, Suite 100
    Houston, Texas 77056-4400
    (713) 296-6000.

     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY           ,
2003, IN ORDER TO RECEIVE THEM BEFORE THE EXCHANGE OFFER EXPIRES.

     There are no separate financial statements of Apache Canada included or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

     - Apache Canada is a wholly-owned subsidiary of Apache, which files consolidated financial information under the Securities Exchange Act of 1934;

     - the notes to the financial statements in the periodic reports that Apache files with the SEC include condensed consolidating financial statements for Apache, Apache Canada and other subsidiaries of Apache;

     - Apache Canada does not have any independent operations other than issuing the notes, holding shares in subsidiaries, and other necessary or incidental activities as described in this prospectus; and

     - Apache guarantees the notes of Apache Canada.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

     These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward looking statements. In some cases, you can identify forward looking statements by terminology such as "expect," "anticipate," "estimate," "intend," "may," "will," "could," "would," "should," "predict," "potential," "plan," "believe" or the negative of these terms or similar terminology.

     These statements are only predictions. Actual events or results may differ materially because of market conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our Form 10-K for the fiscal year ended December 31, 2002 (incorporated by reference in this prospectus), and similar sections in our subsequent filings that we incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

     Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

     Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 are not applicable to Apache Canada.

                               PROSPECTUS SUMMARY

     This summary highlights selected information about us, Apache Canada and the exchange offer. This summary is not complete and does not contain all of the information that is important to you. You should carefully read this prospectus and the other documents we refer to and incorporate by reference for a more complete understanding of us and the exchange offer. In particular, we incorporate important business and financial information in this prospectus.

                               APACHE CORPORATION

     Apache Corporation is an independent energy company that, directly and through subsidiaries, explores for, acquires and develops oil and gas reserves and produces natural gas, crude oil, condensate and natural gas liquids. In North America, our exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside North America, we currently have exploration and production interests offshore Western Australia, in and offshore Egypt, in Argentina, and offshore The People's Republic of China and the UK North Sea, and exploration interests in Poland.

     Through June 30, 2003, our average daily production was:

     - 194 Mbbls of crude oil, condensate and natural gas liquids; and

     - 1,172 MMcf of natural gas.

     As of June 30, 2003, our worldwide proved reserves totaled 1,543 MMboe, including:

     - 812 MMbbls of crude oil, condensate and natural gas liquids; and

     - 4,384 Bcf of natural gas.

STRATEGY

     Our strategy is to increase our oil and gas reserves, production, cash flow and earnings through a balanced growth program that involves:

     - exploiting our existing asset base;

     - acquiring properties to which we can add value; and

     - investing in high-potential exploration prospects.

     Exploiting Our Existing Asset Base. We seek to maximize the value of our existing asset base by increasing production and reserves while controlling per unit operating costs. In order to achieve these objectives, we actively examine our operations to reduce costs, identify production enhancement initiatives such as workovers and recompletions employing new technology, and divest marginal and non-strategic properties.

     Acquiring Properties to Which We Can Add Value. Generally, we seek to purchase reserves at appropriate prices by avoiding auction processes where we are competing with other buyers. Our aim is to follow each acquisition with a cycle of reserve enhancement, property consolidation and cash flow acceleration, thereby facilitating asset growth and debt reduction. During the past decade, we have consistently succeeded in adding value to acquired properties through this strategy. We acquired 254 MMboe and 213 MMboe of proved reserves for $1.3 billion and $0.9 billion in 2000 and 2001, respectively. In addition, the acquisitions included $94 million of production, processing and transportation facilities in 2000, and $146 million of such facilities and $197 million of goodwill in 2001. In 2002, we acquired an estimated 49 MMboe of proved reserves for approximately $352 million. Our 2002 acquisitions added $3 million of production, processing and transportation facilities. For the first six months in 2003, we have acquired an estimated 231 MMboe of proved reserves for approximately $1.2 billion, and we have added $5 million of production, processing and transportation facilities. We believe that the current environment is favorable for possible additional acquisitions, and we continue to evaluate attractive opportunities. Any future acquisitions would be subject to a number of conditions, including conditions beyond our control, and there can be no assurance that we will enter into or actually consummate any such transactions.

     Investing In High-Potential Exploration Prospects. Our international investments and exploration activities are a significant component of our long-term growth strategy. They complement our North American operations, which are more development oriented. We seek to concentrate our exploratory investments in a select number of international areas and to become a dominant operator in those regions. We believe that these investments, although higher-risk, offer the potential for significant reserve additions.

     A critical component in implementing our three-pronged growth strategy is maintenance of significant financial flexibility. We are committed to preserving a strong balance sheet and credit position to give us the foundation required to pursue our growth initiatives.

RECENT DEVELOPMENTS

     On July 3, 2003, we announced the acquisition of producing properties on the Outer Continental Shelf of the Gulf of Mexico from the Shell Exploration and Production Company ("Shell") for $200 million had been completed, subject to normal post-closing adjustments, including preferential rights. Prior to the transaction, Morgan Stanley Capital Group, Inc. ("Morgan Stanley") paid Shell $300 million to acquire an overriding royalty interest in a portion of the reserves to be produced over the next four years. Shell's sale of an overriding royalty interest to Morgan Stanley is commonly known in the industry as a volumetric production payment ("VPP"). Under the terms of the VPP, Morgan Stanley is to receive a fixed volume of oil and gas production over the four-year term. The VPP reserves and production will not be booked by us.

     We will record estimated proved reserves of 124.6 Bcf of natural gas and
6.6 MMbbls of oil as a result of the Shell transaction. In addition, a $60 million liability for the future cost to produce and deliver volumes subject to the VPP will be recorded by Apache because the overriding royalties are not burdened by production costs. This liability will be amortized as the volumes are produced and delivered to Morgan Stanley. The purchase agreement was effective as of July 1, 2003. The acquisition included interests in 26 fields covering 50 blocks (approximately 209,000 acres) and interests in two onshore gas plants. We will operate 15 of the fields with 91 percent of the production. The purchase price was paid from cash on hand and borrowings under our existing lines of credit and proceeds from the sale of commercial paper.

     Our executive offices are located at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056, and our telephone number is (713) 296-6000.

                             ---------------------

                                 APACHE CANADA

     Apache Canada is an unlimited liability company organized in August 1999 under the laws of Nova Scotia, Canada. Apache Canada was established to facilitate financing of and investment in our Canadian operations and entities. We use Apache Canada to issue debt securities, such as the outstanding notes and the exchange notes, guaranteed by us.

     The principal place of business of Apache Canada is 700 -- 9th Ave. SW, Suite 1000, Calgary, Alberta, Canada T2P 3V4; telephone 403-261-1200.

                             ---------------------

                         SUMMARY OF THE EXCHANGE OFFER

     For a more complete description of the terms of the exchange offer, see "The Exchange Offer" below in this prospectus.

The Exchange Offer............   Apache Canada is offering to exchange up to
                                 $350,000,000 aggregate principal amount of its 4.375% Notes due 2015, which have been registered under the Securities Act (the
                                 "exchange notes"), for up to $350,000,000 aggregate principal amount of its outstanding
                                 4.375% Notes due 2015, which were issued in a private offering on May 15, 2003 (the
                                 "outstanding notes"). Apache Canada will issue exchange notes promptly after the expiration of the exchange offer. The outstanding notes may be exchanged only in integral multiples of $1,000 principal amount.

Registration Rights...........   You are entitled to exchange your outstanding
                                 notes for freely tradeable exchange notes with substantially identical terms. The exchange offer will satisfy your registration rights.
                                 After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your untendered outstanding notes. Accordingly, if you do not exchange your outstanding notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding notes unless you comply with the registration and prospectus delivery requirements of the
                                 Securities Act, or if an exemption from
                                 registration under the Securities Act is available.

Resales of the Exchange
Notes.........................   Based on interpretations by the staff of the
                                 SEC, as detailed in a series of "no-action letters" issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with any person to participate in a distribution of the exchange notes; and

                                 - you are not an "affiliate" of ours.

                                 If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes. Brokers or dealers who acquired outstanding notes directly from Apache Canada may not rely on the staff's interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as a selling security holder, in order to resell the outstanding notes or the exchange notes. Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, except for outstanding notes that were acquired directly from us, must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.

Accrued Interest on the
Exchange Notes and Outstanding
Notes.........................   The exchange notes will bear interest at the
                                 annual rate of 4.375% from the most recent date to which interest has been paid on the outstanding notes or if no interest has been paid, from the issue date of the outstanding notes. If your outstanding notes are accepted for exchange, then you will receive interest on the exchange notes and not on the outstanding notes.

Expiration Date...............   5:00 p.m., New York City time, on           ,
                                 2003, unless we extend the expiration date.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering
Outstanding Notes.............   If you wish to tender outstanding notes for
                                 exchange notes pursuant to the exchange offer, you must transmit to JPMorgan Chase Bank, who is the exchange agent, on or prior to the expiration date:

                                 - a properly completed and duly executed letter
                                   of transmittal, which accompanies this
                                   prospectus, together with your outstanding notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal; or

                                 - a computer-generated agent's message
                                   transmitted through The Depository Trust
                                   Company's Automated Tender Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                                 By executing the letter of transmittal, you will represent to us that, among other things:

                                 - you, or the person or entity receiving the
                                   related exchange notes, are acquiring the exchange notes in the ordinary course of business;

                                 - neither you nor any person or entity
                                   receiving the related exchange notes is
                                   engaging in or intends to engage in a
                                   distribution of the exchange notes within the meaning of the federal securities laws;

                                 - you are not an "affiliate" of ours; and

                                 - you are not acting on behalf of any person or
                                   entity that could not truthfully make these statements.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Outstanding Notes" and "Plan of
                                 Distribution."

Special Procedures for
Beneficial Holders............   If you are the beneficial holder of outstanding
                                 notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact the person in whose name your outstanding notes are registered promptly and instruct such person to tender on your behalf. See "The Exchange
                                 Offer -- Procedures for Tendering Outstanding
                                 Notes."

Guaranteed Delivery
Procedures....................   If you wish to tender your outstanding notes
                                 and you cannot deliver such notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time before
                                 5:00 p.m., New York City time, on the
                                 expiration date.

Acceptance of Outstanding
Notes and Delivery of Exchange
Notes.........................   Subject to specified conditions, we will accept
                                 for exchange any and all outstanding notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date.
                                 See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

Federal Income Tax
Considerations................   The exchange of outstanding notes for exchange
                                 notes generally will not be a taxable event for United States and Canadian federal income tax purposes. See "Federal Income Tax
                                 Considerations" for more information.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes.

Exchange Agent................   JPMorgan Chase Bank is serving as exchange
                                 agent in connection with the exchange offer.
                                 The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer -- Exchange Agent."

Effect on Holders of
Outstanding Notes.............   Any outstanding notes that remain outstanding
                                 after this exchange offer will continue to be subject to restrictions on their transfer.
                                 After this exchange offer, holders of
                                 outstanding notes will not, with limited exceptions, have any further rights under the exchange offer and the registration rights agreement. Any market for outstanding notes that are not exchanged could be adversely affected by the conclusion of this exchange offer.

                             ---------------------

                         SUMMARY OF THE EXCHANGE NOTES

     The following summary contains basic information about the exchange notes. The following summary does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled "Description of Notes and Guarantees," particularly those subsections to which we have referred you.

Issuer........................   Apache Finance Canada Corporation

Exchange Notes................   $350,000,000 aggregate principal amount of
                                 4.375% Notes due 2015, which have been
                                 registered under the Securities Act. The terms of the exchanges notes will be identical in all material respects to the outstanding notes, except that the exchange notes will not contain language restricting their transfer, and holders of the exchange notes generally will not be entitled to further registration rights under the exchange offer and the registration rights agreement and will not be entitled to special interest. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, which they will replace, and both the outstanding notes and the exchange notes are governed by the same indenture.

Guarantee.....................   The exchange notes will be irrevocably and
                                 unconditionally guaranteed by Apache.

Maturity......................   May 15, 2015.

Interest Payment Dates........   Interest will accrue from the last date on
                                 which interest was paid on the outstanding notes, or if no interest has been paid on the outstanding notes, from May 15, 2003 and will be payable semiannually on each May 15 and November 15, beginning on the first interest payment date after the issuance of the exchange notes, or if there has not been any interest payment date on the outstanding notes, on November 15, 2003. The payment of interest on exchange notes will constitute payment of any accrued but unpaid interest on the outstanding notes tendered for exchange.

Ranking.......................   The exchange notes will be senior unsecured
                                 obligations of Apache Canada and will rank equally and ratably with all other existing and future senior indebtedness of Apache Canada.
                                 The exchange notes will be guaranteed on a senior unsecured basis by Apache, which guarantee will rank equally and ratably with all existing and future senior indebtedness of Apache. See "Description of Notes and
                                 Guarantees -- Ranking of Notes and Guarantees."

Optional Make-Whole
Redemption....................   The exchange notes will be redeemable, at the
                                 option of Apache Canada, at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the treasury yield plus 15 basis points, plus accrued interest to the date of redemption.

Optional Tax Redemption.......   If specified Canadian tax law changes require
                                 the payment of additional amounts, Apache
                                 Canada may redeem all, but not less than all, of the exchange notes at the principal amount of the notes to be redeemed, plus accrued interest to the date of redemption.

Mandatory Offer to Repurchase
on a Change in Control........   If a change in control, as defined in the
                                 indenture referred to below, occurs, each holder of exchange notes may elect to require
                                 Apache Canada to repurchase the holder's exchange notes. If a holder makes this election, Apache Canada must purchase the holder's exchange notes for their principal amount plus accrued interest to the purchase date. See
                                 "Description of Notes and Guarantees -- Apache
                                 Canada is Obligated to Purchase Notes on a Change in Control."

Covenants.....................   We and Apache Canada will issue the exchange
                                 notes under the indenture dated as of November
                                 23, 1999, among Apache, Apache Canada and
                                 JPMorgan Chase Bank, as trustee. The indenture, among other things, limits our ability and the ability of Apache Canada and our other subsidiaries, to:

                                 - incur liens;

                                 - engage in sale-leaseback transactions; and

                                 - in the case of us and Apache Canada, merge or
                                   consolidate or sell all or substantially all of our or their assets.

                                 These covenants are subject to important exceptions and qualifications that are described under "Description of Notes and Guarantees."

Absence of a Public Market for
the Exchange Notes............   There is no public trading market for the
                                 exchange notes and we do not intend to apply for listing of the exchange notes on any national securities exchange or for quotation of the exchange notes on any automated dealer quotation system. No assurances can be given as to the liquidity of the trading market for the exchange notes or that an active public market for the exchange notes will develop. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected.

Form..........................   The exchange notes will be represented by one
                                 or more permanent global exchange notes in fully registered form without interest coupons, deposited with the trustee as custodian for, and registered in the name of, a nominee of The
                                 Depository Trust Company, except in limited circumstances specified in this prospectus.

                SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

     We have provided in the tables below our selected financial and operating data. The financial information for each of the years in the three-year period ended December 31, 2001, and at December 31, 2000, 2001 and 2002, has been derived from our audited financial statements. The summary consolidated financial data for the six months ended June 30, 2003 and 2002 was derived from our unaudited financial statements that have been incorporated by reference in this prospectus and, in the opinion of management, have been prepared in a manner consistent with the audited financial statements for the three years ended December 31, 2002. Operating resulting for the six months ended June 30, 2003 are not necessarily indicative of results that may be expected for the full year. All share and per-share results have been adjusted to reflect the five percent and ten percent common stock dividends declared in 2002 and 2001, respectively. You should read the following financial information in conjunction with our consolidated financial statements and related notes that we have incorporated by reference in this prospectus.

                                                                           SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                      JUNE 30,
                         ------------------------------------------   ---------------------------
                           2000(1)        2001(2)          2002           2002         2003(4)
                         ------------   ------------   ------------   ------------   ------------
                                                                              (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Total revenues(3)......  $  2,301,978   $  2,809,391   $  2,559,873   $  1,184,311   $  2,020,965
Net income.............       713,056        723,399        554,329        226,982        583,310
Income attributable to
  common stock.........       693,068        703,798        543,514        218,993        580,470
Net income per common
  share:
  Basic................          5.09           4.89           3.66           1.50           3.62
  Diluted..............          4.91           4.73           3.60           1.47           3.59
Cash dividends declared
  per common share.....           .18            .33            .38            .19            .20
Net cash provided by
  operating
  activities...........     1,517,368      1,905,000      1,380,718        624,085      1,224,165
BALANCE SHEET DATA (AT
  END OF PERIOD):
Working capital........  $     76,673   $    175,291   $    234,546   $    348,094   $    209,589
Total assets...........     7,481,950      8,933,656      9,459,851      9,165,948     11,896,035
Long-term debt.........     2,193,258      2,244,357      2,158,815      2,205,246      2,349,502
Shareholders' equity...     3,754,640      4,418,483      4,924,280      4,701,754      5,999,524
Common shares
  outstanding..........   142,798,134    143,958,338    151,253,212    150,989,428    161,797,486

---------------

(1) Includes the results of the acquisitions of specified oil and gas properties from Repsol, Collins & Ware, Occidental and Phillips after January 24, 2000, June 30, 2000, August 17, 2000, and December 29, 2000, respectively.

(2) Includes the results of the acquisitions of specified oil and gas properties from Repsol YPF and Fletcher Challenge Energy after March 22, 2001, and March 27, 2001, respectively.

(3) As a result of the consensus on Emerging Issues Task Force Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," for the year ended December 31, 2002, third party gathering and transportation costs have been reported as an operating expense instead of a reduction to revenues as previously reported. A reclassification has been made to reflect this change for the years ended December 31, 2000 and 2001, resulting in an increase in reported revenue and operating expense for those periods. The change has no impact on income attributable to common stock. For 2000 and

    2001, the reclassification resulted in an increase in reported revenue and operating expense of $18.1 million and $32.3 million, respectively, with no impact on income attributable to common stock.

(4) Includes the results of the acquisitions of specified oil and gas properties from BP after March 13, 2003 for the Gulf of Mexico properties and after April 2, 2003 for the U.K. North Sea properties.

                                                                              SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                JUNE 30,
                                     ------------------------------------   ---------------------
                                        2000         2001         2002        2002        2003
                                     ----------   ----------   ----------   ---------   ---------
                                                                                 (UNAUDITED)
OPERATING DATA:
Proved reserves:
  Oil (Mbbls)(1)...................     522,473      599,388      636,765     595,760     812,192
  Natural gas (Bcf)................       3,384        4,005        4,055       3,790       4,384
     Total proved reserves
       (Mboe)(2)...................   1,086,418    1,266,943    1,312,538   1,227,421   1,542,866
  Reserves outside North America (%
     of total).....................          20%          25%          22%         23%         28%
  Reserve replacement ratio(3).....         393%         244%         137%         37%        427%
  Reserve life index (years)(4)....        11.4         10.1         10.5         9.8        11.0
  Finding and development costs per
     Boe(2)(5).....................  $     5.65   $     5.64   $     7.04   $   16.26   $    6.34
Average daily production:
  Oil (Mbbls/day)(1)...............         122          156          161         164         194
  Natural gas (MMcf/day)...........         831        1,127        1,080       1,093       1,172
     Total production
       (Mboe/day)(2)...............         260          344          341         346         389
Average lease operating costs per
  Boe(2)...........................  $     2.66   $     3.22   $     3.71   $    3.57   $    4.55

---------------

(1) Includes crude oil, condensate and natural gas liquids.

(2) 6 Mcf of natural gas = 1 Boe.

(3) Total reserve additions for the period, including revisions and net of property sales, divided by annual production.

(4) Total proved reserves at period end divided by annual production.

(5) Total capitalized costs incurred for the period, excluding capitalized interest and property sales, divided by total reserve additions for the period, including revisions.

                             ---------------------

                                USE OF PROCEEDS

     Neither we nor Apache Canada will receive any proceeds from the exchange offer. The exchange offer is intended to satisfy our obligations and those of Apache Canada under the registration rights agreement entered into for the benefit of the holders of outstanding notes in connection with the initial private offering of the outstanding notes. The net proceeds that Apache Canada received from the sale of the outstanding notes on May 15, 2003, were used to repay $347,312,000 outstanding under our commercial paper program, which was utilized in connection with the previously announced purchase of properties in the North Sea and Gulf of Mexico from subsidiaries of BP p.l.c., and the balance was applied against the outstanding indebtedness under the Canadian portion of our $1.5 billion global credit facility.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization on a historical basis as of June 30, 2003. The table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

                                                              AS OF JUNE 30, 2003
                                                                    ACTUAL
                                                              -------------------
                                                                  (UNAUDITED)
                                                                (IN THOUSANDS)
Cash and Cash Equivalents...................................      $   40,999
                                                                  ==========
Total Debt:
Apache:
  7.95% notes due 2026......................................      $  178,625
  7.625% debentures due 2096................................         149,175
  7.625% notes due 2019.....................................         149,147
  7.375% debentures due 2047................................         148,008
  7.7% notes due 2026.......................................          99,663
  7.0% notes due 2018.......................................         148,475
  6.25% notes due 2012......................................         397,415
  Money market lines of credit and commercial paper.........         121,036
Subsidiary and other obligations:
  Apache Finance Australia 6.5% notes due 2007..............         169,324
  Apache Finance Australia 7.0% notes due 2009..............          99,566
  Apache Finance Canada 4.375% notes due 2015...............         349,677
  Apache Finance Canada 7.75% notes due 2029................         297,035
  Fletcher Notes............................................           5,356
  Apache Clearwater, Inc. ..................................          37,000
                                                                  ----------
  Total debt................................................       2,349,502
                                                                  ----------
Preferred Interests of Subsidiaries.........................         437,615
                                                                  ----------
Shareholders' Equity:
  Series B preferred stock..................................          98,387
  Common stock..............................................         207,356
  Paid-in capital...........................................       4,017,437
  Retained earnings.........................................       1,948,452
  Treasury stock............................................        (107,302)
  Accumulated other comprehensive income....................        (164,806)
                                                                  ----------
  Total shareholders' equity................................       5,999,524
                                                                  ----------
  Total capitalization......................................      $8,786,641
                                                                  ==========

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below.

                                                  SIX MONTHS
                                                ENDED JUNE 30,       YEAR ENDED DECEMBER 31,
                                                --------------   --------------------------------
                                                 2003    2002    2002   2001   2000   1999   1998
                                                ------   -----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges............  11.30    4.56    5.52   6.71   7.41   3.03     --

     Our ratios of earnings to fixed charges were computed based on:

"earnings," which is the amount resulting from adding:

     - pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees,

     - fixed charges,

     - amortization of capitalized interest,

     - distributed income of equity investees, and

     - our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges,

     and subtracting:

     - interest capitalized,

     - preference security dividend requirements of consolidated subsidiaries, and

     - the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

"fixed charges," which means the sum of the following:

     - interest expensed and capitalized,

     - amortized premiums, discounts and capitalized expenses related to indebtedness,

     - an estimate of the interest within rental expense, and

     - preference security dividend requirements of consolidated subsidiaries.

     Due to the $243.2 million non-cash write-down of the carrying value of our U.S. proved oil and gas properties for the year ended December 31, 1998, our 1998 earnings were inadequate to cover fixed charges by $236.8 million.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The following is a summary of the exchange offer relating to the outstanding notes. As a summary, it does not contain all of the information you might find useful. For further information you should read the registration rights agreement and the form of letter of transmittal, copies of which has been filed as exhibits to the registration statement of which this prospectus is a part. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

     Exchange Offer Registration Statement. Apache Canada issued the outstanding notes, and Apache issued its guarantee of the outstanding notes, on May 15, 2003. The initial purchasers of the outstanding notes have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated May 15, 2003, among us, Apache Canada and the initial purchasers, pursuant to which we agreed, subject to specified circumstances, for the benefit of all holders of the outstanding notes, at our own expense, unless the exchange offer would not be permitted by applicable law or SEC policy, to:

     - file the registration statement of which this prospectus is a part with the SEC on or prior to 90 days after the issue date of the outstanding notes,

     - use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 150 days after the issue date of the outstanding notes,

     - use our reasonable best efforts to keep the registration statement effective until the closing of the exchange offer, and

     - use our reasonable best efforts to issue, on or prior to 270 days after the issue date of the outstanding notes, exchange notes in exchange for all outstanding notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than a period of 20 business days after the date notice of the exchange offer is mailed to holders of outstanding notes or, if longer, the minimum period required under applicable law. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date of the outstanding notes.

     In specific circumstances, we are obligated to use our reasonable best efforts to file a shelf registration statement for resales of outstanding notes and to use our reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC.

     Transferability. Apache Canada issued the outstanding notes in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered, or pursuant to an applicable exemption, under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the SEC with respect to similar transactions with third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     - any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

     - at the time of the commencement of the exchange offer the holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes;

     - the holder is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

     - the holder did not purchase the outstanding notes directly from Apache Canada to resell pursuant to 144A or another available exemption.

     We have not sought, however, a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes or who is an affiliate of ours

     - cannot rely on the interpretation by the staff of the SEC;

     - will not be able to validly tender outstanding notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it acquired the outstanding notes for its own account as the result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Shelf Registration Statement.  If any of the following occurs:

     - if, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the we are not permitted to effect the exchange offer;

     - if for any other reason the exchange offer registration statement is not declared effective within 150 calendar days following the issue date of the outstanding notes, provided that we are not then actively pursuing such effectiveness;

     - if for any other reason the exchange offer is not consummated within 270 calendar days after the issue date of the outstanding notes, provided that we are not then actively pursuing such consummation;

     - upon the written request of the initial purchasers with respect to any outstanding notes that such initial purchaser acquired directly from us; or

     - upon the written request of any holder of outstanding notes that either

      - is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the exchange offer, or

      - participates in the exchange offer and does not receive fully tradable notes pursuant to the exchange offer;

then in each such case we will, at our cost:

     - promptly, file with the SEC, and thereafter will use our reasonable best efforts to cause to be declared effective promptly but no later than 270 calendar days after the issue date of the outstanding notes, a shelf registration statement relating to the offer and sale of the outstanding notes by the holders thereof from time to time in accordance with the methods of distribution elected by the majority of such holders participating in the shelf registration and set forth in such shelf registration statement; and

     - use our reasonable best efforts to keep the shelf registration statement continuously effective in order to permit the prospectus that is a part of the shelf registration statement to be usable by holders of outstanding notes for a period ending on the earliest of

      - two years from the date we originally issued the outstanding notes,

      - the date on which the outstanding notes become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or

      - for such shorter period that will terminate when all outstanding notes covered by the shelf registration statement have been sold under the shelf registration statement or cease to be outstanding or otherwise cease to have rights to be included in the shelf registration statement.

     We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take other specified action as is required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes who sells such outstanding notes pursuant to the shelf registration statement generally will be:

     - required to be named as a selling security holder in the related prospectus;

     - required to deliver the prospectus to purchasers;

     - subject to the civil liability provisions under the Securities Act in connection with those sales; and

     - bound by the provisions of the registration rights agreement which are applicable to the holder (including specified indemnification obligations).

     In addition, each holder of the outstanding notes may be required to deliver information to be used in connection with the shelf registration statement as set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and to benefit from the provisions regarding special interest.

     Special Interest. Apache Canada will pay special interest in respect of the outstanding notes (for each outstanding note which has not been exchanged in the exchange offer) if the exchange offer is not consummated and the shelf registration statement is not declared effective on or prior to the date that is 270 days after the issue date of the notes.

     The preceding event is a registration default. Apache Canada will pay special interest to each holder of outstanding notes while a registration default is continuing immediately following the occurrence of such registration default in an amount equal to 0.25% per annum of the principal amount of the outstanding notes. Following the cure of a particular registration default, the accrual of special interest with respect to such registration default will cease.

TERMS OF THE EXCHANGE OFFER

     Upon satisfaction or waiver of all the conditions of the exchange offer, Apache Canada will accept any and all outstanding notes properly tendered and not properly withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "-- Conditions to the Exchange Offer" and "-- Procedures for Tendering Outstanding Notes." Apache Canada will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $350,000,000 aggregate principal amount of the 4.375% notes due 2015 are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. Outstanding notes, however, may be tendered only in integral multiples of $1,000.

     The exchange notes are substantially identical to the outstanding notes except that the exchange notes will not contain specified transfer restrictions, registration rights and special interest provisions. The issuance of exchange notes in exchange for outstanding notes pursuant to the exchange offer will not result in a repayment of the indebtedness of Apache Canada that is presently evidenced by the outstanding notes. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with any outstanding notes not tendered in the exchange offer.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We and Apache Canada intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

     For purposes of the exchange offer, Apache Canada will be deemed to have accepted validly tendered outstanding notes when, and as if, Apache Canada has given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If Apache Canada does not accept any tendered outstanding notes because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, Apache Canada will return the unaccepted outstanding notes, without expense, to the tendering holder thereof promptly after the expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commission's or fees or, except as set forth below under "-- Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We or Apache Canada will pay all charges and expenses, other than applicable taxes, if any, in connection with the exchange offer. See "-- Fees and Expenses."

     Neither we nor Apache Canada makes any recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. In addition, no one has been authorized to make any recommendation as to whether holders should tender outstanding notes in the exchange offer. Holders of outstanding notes must make their own decisions whether to tender outstanding notes in the exchange offer and, if so, the aggregate amount of outstanding notes to tender based on the holders' own financial positions and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time, on ,
          , 2003, unless we and Apache Canada, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we and Apache Canada will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We and Apache Canada reserve the right, in our sole discretion, to:

     - delay accepting any outstanding notes,

     - extend the exchange offer,

     - terminate the exchange offer if the conditions set forth below under " -- Conditions to the Exchange Offer" shall not have been satisfied, or

     - amend the terms of the exchange offer in any manner.

     We and Apache Canada will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We and Apache Canada will additionally notify each registered holder of any amendment by means of press release or other public announcement. We and Apache Canada will give to the exchange agent written confirmation of any oral notice.

EXCHANGE DATE

     As soon as practicable after the close of the exchange offer Apache Canada will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

CONDITIONS TO THE EXCHANGE OFFER

     Completion of the exchange offer is subject to the conditions that:

     - the exchange offer or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

     - the due tendering of outstanding notes is in accordance with the exchange offer,

     - each holder of outstanding notes exchanged in the exchange offer shall have represented that all exchange notes to be received by it were acquired in the ordinary course of its business and that at the time of the consummation of the exchange offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available, and

     - no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our or Apache Canada's judgment, would reasonably be expected to impair the ability of us or Apache Canada to proceed with the exchange offer.

     The foregoing conditions are for our and Apache Canada's sole benefit and may be asserted by us or Apache Canada regardless of the circumstances giving rise to any such condition or may be waived by us or Apache Canada in whole or in part at any time and from time to time in our sole discretion. Our or Apache Canada's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In addition, we and Apache Canada will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes, if, at such time, any stop order shall be threatened by the SEC or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest at the rate of 4.375% (that is, without special interest). The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is two years after the later of the issue date of the outstanding notes and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only

     - to us;

     - to a person who the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A;

     - to an "institutional accredited investor" that, prior to the transfer, furnishes to the trustee a written certification containing representations and agreements relating to the restrictions on transfer of the notes (the form of this letter can be obtained from the trustee);

     - pursuant to the limitations on resale provided by Rule 144 under the Securities Act;

     - pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act;

     - pursuant to an effective registration statement under the Securities Act; or

     - pursuant to any other available exemption from the registration requirements of the Securities Act,

subject in each of the foregoing cases to compliance with applicable state securities laws.

     As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the later of the second anniversary of the issue date of the outstanding notes or the purchase of the outstanding notes from us or our affiliate.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "-- Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must

     - electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or

     - comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "-- Guaranteed Delivery
       Procedures -- Notes held through DTC."

     Promptly after the date of this prospectus, the exchange agent will establish an account at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "-- Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of each global note equal to the aggregate principal amount of outstanding notes for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, it is:

     - not our affiliate;

     - not a broker-dealer tendering outstanding notes acquired directly from us for its own account;

     - acquiring the exchange notes in its ordinary course of business; and

     - not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of
Section 2(11) of the Securities Act. See "Plan of Distribution."

     Unless waived by us, we will not accept any alternative, conditional, irregular or contingent tenders. By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us, in our sole discretion, of that person's authority must be submitted. A beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if that beneficial holder wishes to participate in the exchange offer.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US, APACHE CANADA OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

     - guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including the following, which we call "eligible institutions":

      - a bank;

      - a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

      - a credit union;

      - a national securities exchange, registered securities association or clearing agency; or

      - a savings institution that is a participant in a Securities Transfer Association recognized program;

     - prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery, by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     - book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Notes held by Holders. Holders who wish to tender their outstanding notes but

     - whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date; or

     - who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     - the tender is made by or through any of the above-listed eligible institutions;

     - prior to the expiration date, the exchange agent receives from any above-listed eligible institutions a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     - a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL RIGHTS

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "-- Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "-- Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must:

     - specify the name of the person who tendered the outstanding notes to be withdrawn;

     - contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes; and

     - be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by

      - documents of transfer in a form acceptable to us, in our sole discretion; and

      - a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder.

If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "-- Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     All questions as to the validity, form and eligibility, including time of receipt, or withdrawal notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. Neither we, Apache Canada, the exchange agent nor any other person is under any duty to give any notification of any irregularities in any notice of withdrawal nor will those parties incur any liability for failure to give that notice.

     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

EXCHANGE AGENT

     JPMorgan Chase Bank has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                                    By Mail:
                 (Registered or Certified Mail is recommended)

                              JPMorgan Chase Bank,
                               as Exchange Agent
                                ITS Bond Events
                                 P.O. Box 2320
                                Dallas, TX 75221
                             Attention: Frank Ivins

                        By hand or by overnight courier:

                              JPMorgan Chase Bank,
                               as Exchange Agent
                                ITS Bond Events
                               2001 Bryan Street
                                   9th Floor
                                Dallas, TX 75201
                             Attention: Frank Ivins

                           By Facsimile Transmission:
                        (For Eligible Institutions only)
                                 (214) 468-6494
                             Attention: Frank Ivins

                             To confirm facsimile:
                                 (214) 468-6464

                      Telephone Inquiries: (800) 275-2048

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     The exchange agent also acts as trustee under the Indenture.

TRANSFER TAXES

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

OTHER

     Participation in the exchange offer is voluntary. You should carefully consider whether to accept the exchange offer. You should consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                      DESCRIPTION OF NOTES AND GUARANTEES

GENERAL

     Apache Canada issued the outstanding notes and will issue the exchange notes as one separate series under the indenture dated as of November 23, 1999, among Apache Canada, Apache and JPMorgan Chase Bank, as trustee. The exchange notes will be issued in the form of one or more global notes registered in the name of The Depository Trust Company ("DTC") or its nominee, as described under "-- Book-Entry, Delivery and Form." The following description is a summary of the material provisions of the exchange notes, the guarantees and the indenture. The terms of the exchange notes and guarantees are substantially identical in all material respects to the outstanding notes and guarantees, except that the exchange notes and guarantees will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain specified provisions providing for additional interest under specified circumstances described in the registration rights agreement, the provisions of which will terminate upon the consummation of the exchange offer. This description does not restate the indenture in its entirety. We and Apache Canada urge you to read the indenture because it, and not this description, defines your rights as holders of the exchange notes. Unless otherwise stated, all references to "issuer" mean Apache Canada and all references to "guarantor" mean Apache, the term "notes" refers to both the outstanding notes and the exchange notes and the term "guarantee" refers to our guarantee of the outstanding notes and the exchange notes.

     The notes are senior unsecured obligations of Apache Canada. We will irrevocably and unconditionally guarantee the notes as to principal, premium, if any, interest and additional amounts, if any.

     The notes are redeemable as described below under "-- Optional Redemption" and "-- Redemption for Taxation Reasons." The notes are not entitled to the benefit of any sinking fund. If a change in control, as defined in the indenture, occurs, each holder of notes may elect to require Apache Canada to repurchase the holder's notes. If a holder makes this election, Apache Canada must purchase the holder's notes for their principal amount plus accrued interest to the purchase date. See "-- Apache Canada is Obligated to Purchase Notes on a Change in Control."

     With the exceptions and pursuant to the requirements set forth in the indenture, we and Apache Canada may discharge our and its obligations under the indenture with respect to the notes as described in "-- Discharge, Defeasance and Covenant Defeasance."

     Other than as described below under "-- The Indenture Limits Our and Apache Canada's Ability to Incur Liens," "-- The Indenture Limits Our and Apache Canada's Ability to Engage in Sale/Leaseback

Transactions" and "-- Apache Canada is Obligated to Purchase Notes on a Change in Control," the indenture does not limit our or Apache Canada's ability to incur indebtedness or afford holders of securities protection if our credit quality declines or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction.

     Apache Canada will issue the notes in denominations of $1,000 or integral multiples of $1,000.

PRINCIPAL, MATURITY AND INTEREST

     The notes will mature on May 15, 2015. Apache Canada may issue and sell additional principal amounts of the notes or other debt securities in the future without the consent of the holders of the notes. Any additional notes, together with these notes, will constitute a single series of notes under the indenture.

     Interest on the notes will accrue at the rate of 4.375% per year and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2003. Apache Canada will make each interest payment to the person in whose name the notes are registered at the close of business on the immediately preceding May 1 or November 1, as the case may be, whether or not that date is a business day.

     Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2003, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and, unless we and Apache Canada default on the payment, no interest will accrue for the period from and after the interest payment date, maturity date or redemption date. As used in this prospectus, the term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

RANKING

     The notes will be unsecured obligations of Apache Canada and will rank equally with all other unsecured senior indebtedness of Apache Canada, and the guarantees will be unsecured obligations of Apache and will rank equally with all other unsecured senior indebtedness of Apache. At July 31, 2003, Apache had $2.4 billion of unsecured senior indebtedness outstanding on a consolidated basis.

     Dividend and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The claims of holders under the guarantees will be effectively subordinated to the claims of creditors of our subsidiaries other than, in the case of the notes, Apache Canada. The indenture does not restrict the amount of indebtedness that we, Apache Canada or our other subsidiaries may incur.

GUARANTEES

     We will irrevocably and unconditionally guarantee to each holder of the notes issued by Apache Canada and authenticated and delivered by the trustee the due and punctual payment of the principal of, any premium and interest on, and any additional amounts payable with respect to, the notes, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the notes and of the indenture. We will (a) agree that, if an event of default occurs under the notes, our obligations under the guarantees will be as if we had issued the notes, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the notes or the indenture or any supplement thereto and (b) waive our right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against Apache Canada before exercising their rights under the guarantees.

OPTIONAL REDEMPTION

     The notes are redeemable as a whole or in part, at the option of Apache Canada at any time, at a redemption price equal to the greater of (i) 100 percent of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus, in each case, accrued interest to the date of redemption. Apache Canada will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the notes as of the close of business on the record date immediately preceding that interest payment date.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealers or Dealer as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four but more than one such Reference Treasury Dealer Quotations, the average of all such Quotations or
(iii) or if the trustee obtains only one such Referenced Treasury Dealer Quotation, such quotation.

     "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of the principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of (i) Banc of America Securities LLC and Deutsche Bank Securities Inc. (or their respective affiliates that are Primary Treasury Dealers), and their respective successors; provided, however, that if either of the foregoing ceases being a U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we may substitute another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the trustee after consultation with us.

     Holders of notes to be redeemed will be given notice of redemption, at their addresses as set forth in the security register for the notes, at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the notes are to be redeemed, the trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called, pro rata or by lot or in such other manner as the trustee deems fair and appropriate.

     Unless Apache Canada defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portion thereof called for redemption.

     Except as noted above and in "-- Redemption for Taxation Reasons," the notes are not redeemable prior to maturity and will not be subject to any sinking fund.

PAYMENT AND PAYING AGENTS; EXCHANGE AND TRANSFERS

     The notes will be exchangeable, transfers of the notes will be registrable, and principal of and premium, if any, and interest on the notes will be payable, at the corporate trust office of the trustee at
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

4 New York Plaza, 15th Floor, New York, New York 10004; provided that payment of interest on an interest payment date may, at Apache Canada's option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States. Payments of principal, premium, if any, and interest (and additional amounts, if any) in respect of the global notes (as defined below) will be made to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in the global notes will be made in accordance with the procedures of DTC and its participants in effect from time to time.

     If a redemption occurs, neither we nor Apache Canada will be required to:

     - issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part.

     Neither we, Apache Canada nor the trustee will impose any service charge for any transfer or exchange of a note; however, we or Apache Canada may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes. All notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. All notes in certificated form transferred to institutional accredited investors will require a minimum purchase of $250,000 aggregate principal amount of the notes.

THE INDENTURE LIMITS OUR AND APACHE CANADA'S ABILITY TO INCUR LIENS

     Nothing in the indenture or the notes will in any way limit the amount of indebtedness or securities which we, Apache Canada or our other subsidiaries, as defined in the indenture, may incur or issue. The indenture provides that none of us, Apache Canada or any of our other subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge, security interest or other encumbrance -- defined in the indenture as "liens" -- upon any of our or its property unless we provide that any and all notes then outstanding shall be secured by a lien equally and ratably with any and all other obligations secured by the lien. The restrictions on liens will not, however, apply to:

     - liens existing on the date of the indenture or provided for under the terms of agreements existing on the date of the indenture;

     - liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries' properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

     - liens securing only indebtedness owed by one of our subsidiaries to us, Apache Canada or to one or more of our other subsidiaries;

     - liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

     - liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States or any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed for the benefit of a foreign government or any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

     - any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the indenture;

     - other "ordinary course liens," as defined in the indenture, incurred in the ordinary course of business; or

     - liens which secure "limited recourse indebtedness," as defined in the indenture.

In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

     - the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount that, the transferee will receive as a result of the transfer a specified amount of money or of crude oil, natural gas or other petroleum hydrocarbons;

     - the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

     - the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made by it with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

     Notwithstanding the limitations on liens described above, we, Apache Canada and any one or more of our other subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10% of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

THE INDENTURE LIMITS OUR AND APACHE CANADA'S ABILITY TO ENGAGE IN SALE/LEASEBACK TRANSACTIONS

     Neither we, Apache Canada nor any of our other subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to us, Apache Canada or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

     - either we, Apache Canada or our other subsidiaries would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

     - since the date of the indenture and within a period commencing six months before the consummation of that arrangement and ending six months after the consummation of the arrangement, we, Apache Canada or our other subsidiaries have expended or will expend for any property -- including amounts expended for the acquisition, exploration, drilling or development of the property, and for additions, alterations, improvements and repairs to the property -- an amount equal to all or a portion of the net proceeds of that arrangement and we, Apache Canada or our other subsidiaries designate that amount as a credit against that arrangement, with any amount not being so designated to be applied as set forth in the next item; or

     - during or immediately after the expiration of the 12 months after the effective date of that transaction, we or Apache Canada apply to the voluntary defeasance, redemption or retirement of the notes and its other senior indebtedness, as defined in the indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of the property at the time of entering into the transaction, in either case adjusted to reflect the remaining term of the lease and any amount we utilize as set forth in the prior item. The amount will be reduced by the principal amount of other senior indebtedness we voluntarily retired within that 12-month period.

THE INDENTURE INCLUDES EVENTS OF DEFAULT

     Any one of the following events will constitute an "event of default" under the indenture with respect to the notes:

     - if we or Apache Canada fail to pay any interest on the notes (or additional amounts, if any, in respect thereof) when due, and the failure continues for 30 days;

     - if we or Apache Canada fail to pay principal of or any premium on the notes (or additional amounts, if any, in respect thereof) when due and payable, either at maturity or otherwise;

     - if we or Apache Canada fail to perform or breach any of the other covenants or warranties in the indenture or the notes -- other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than the notes -- and that breach or failure continues for 60 days after written notice as provided in the indenture;

     - if any of our, Apache Canada's or any of our other subsidiaries' indebtedness, as defined in the indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the indenture specifying the event of default and requiring us or Apache Canada to cause that acceleration to be rescinded or annulled;

     - if we, Apache Canada or any of our other subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us or them in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith; and

     - specified events of voluntary or involuntary bankruptcy, insolvency or reorganization involving us, Apache Canada or any of our other subsidiaries.

     If an event of default with respect to the notes, other than an event of default described above pertaining to events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under some circumstances, rescind and annul the acceleration. If an event of default described above pertaining to events of bankruptcy, insolvency or reorganization occurs, the principal amount and accrued interest will become immediately due and payable without any declaration or other act by the trustee or any holder.

     Within 90 days after the occurrence of any default with respect to the notes, the trustee must transmit notice of the default to the holders of the notes unless the event of default has been cured or waived. However, except in the case of a payment default, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of the notes.

     If an event of default occurs and is continuing with respect to the notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the notes by all appropriate judicial proceedings.

     Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.

APACHE CANADA IS OBLIGATED TO PURCHASE NOTES ON A CHANGE IN CONTROL

     If a change in control, as defined in the indenture, occurs, Apache Canada must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the notes. The notice must also be published at least once in an authorized newspaper, as defined in the indenture, and must state:

     - the events causing the change in control and the date of the change in control;

     - the date by which notice of the change in control is required by the indenture to be given;

     - the date, 35 business days after the occurrence of the change in control, by which Apache Canada must purchase the notes it is obligated to purchase pursuant to the selling holder's exercise of rights on change in control;

     - the price Apache Canada must pay for the notes it is obligated to purchase;

     - the name and address of the trustee;

     - the procedure for surrendering notes to the trustee or other designated office or agency for payment;

     - a statement of Apache Canada's obligation to make prompt payment on proper surrender of the notes;

     - the procedure for holders' exercise of rights of sale of the notes; and

     - the procedures by which a holder may withdraw the notice after it is given.

     After Apache Canada gives this notice it will be obligated, at the election of each holder, to purchase those notes. Under the indenture, a change in control is deemed to have occurred when:

     - any event requiring the filing of any report under or in response to
       Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of the voting power of our voting stock then outstanding;

     - the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in the indenture; or

     - the completion of a consolidation or merger of us with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor's common stock or 75% or more of the voting power of the survivor's voting stock.

     Apache Canada will not purchase any notes if there has occurred and is continuing an event of default under the indenture, other than default in payment of the purchase price payable for the notes upon change in control. In connection with any purchase of the notes after a change in control, we and

Apache Canada will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, and any related Schedule 13E-4 required to be submitted under that rule.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We or Apache Canada may discharge our or its obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that:

     - have become due and payable;

     - will become due and payable within one year; or

     - are scheduled for redemption within one year.

     To discharge the obligations with respect to the notes, we or Apache Canada must deposit with the trustee, in trust, an amount of funds in U.S. dollars sufficient to pay the entire amount of principal of, and any premium or interest on, those notes to the date of the deposit if those notes have become due and payable or to the maturity of the notes, as the case may be.

     The indenture provides that we or Apache Canada may elect either

     - to defease and be discharged from any and all obligations with respect to the notes, which is referred to as "legal defeasance"; or

     - to be released from the obligations with respect to the notes under the covenants described in "-- The Indenture Limits Our and Apache Canada's Ability to Incur Liens" and "-- The Indenture Limits Our and Apache Canada's Ability to Engage in Sale/Leaseback Transactions" above, which is referred to as "covenant defeasance."

     In the case of discharge or legal defeasance, we and Apache Canada will still retain some obligations in respect of the notes, including the obligations:

     - to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the notes;

     - to register the transfer or exchange of the notes;

     - to replace temporary or mutilated, destroyed, lost or stolen notes; and

     - to maintain an office or agency with respect to the notes and to hold moneys for payment in trust.

     After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the notes.

     To elect either legal defeasance or covenant defeasance we or Apache Canada must deposit with the trustee, in trust, an amount, in U.S. dollars or in government obligations, as defined below, or both, applicable to the notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest (and additional amounts, if any) on the notes on their scheduled due dates.

     In addition, we or Apache Canada can only elect legal defeasance or covenant defeasance if, among other things:

     - the applicable defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or Apache Canada are a party or by which we or Apache Canada are bound;

     - no default or event of default with respect to the notes shall have occurred and be continuing on the date of the establishment of the trust; and

     - we or Apache Canada have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

     The indenture defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

     - direct obligations of the United States; or

     - obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of the depository receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depository receipt.

     If we or Apache Canada effect a covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of the stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. We and Apache Canada, however, would remain liable for payment of the amounts due at the time of acceleration.

     Under the indenture, we and Apache Canada are required to furnish to the trustee annually a statement as to our and Apache Canada's performance of our and Apache Canada's obligations under the indenture and as to any default in performance. We and Apache Canada are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an event of default.

MODIFICATION AND WAIVER

     We, Apache Canada and the trustee may, without the consent of holders, modify provisions of the indenture for specified purposes that do not materially adversely affect the interests of the holders of outstanding notes. We, Apache Canada and the trustee may modify the indenture or waive other provisions of the indenture with respect to the notes only with the consent of the holders of not less than two-thirds in aggregate principal amount of the notes. The provisions of the indenture, however, may not be waived or modified without the consent of the holder of each note affected thereby if the modification or waiver would:

     - change the stated maturity of the principal of, or premium, if any, on, or any installment of principal, if any, of or interest on, or any additional amounts payable with respect to, the notes;

     - reduce the principal amount of, or premium or interest on, or any additional amounts payable with respect to, the notes;

     - change the coin or currency in which any note or any premium or any interest on the notes or any additional amounts payable with respect to the notes is payable;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the notes or, in the case of redemption, on or after the redemption date or, in the case of a change in control, after the change in control purchase date;

     - reduce the percentage and principal amount of the outstanding notes, the consent of whose holders is required in order to take specified actions;

     - change any of our or Apache Canada's obligations to maintain an office or agency in the places and for the purposes required by the indenture;

     - modify or affect in any manner adverse to the holders of the notes the terms and conditions of our or Apache Canada's obligations regarding the due and punctual payment of principal or, any premium on or all interest on, or additional amounts in respect of, the notes; or

     - modify any of the above provisions.

     The holders of at least a majority in aggregate principal amount of notes may, on behalf of the holders of all notes, waive our or Apache Canada's compliance with specified restrictive provisions of the indenture with respect to the notes. The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of all holders of the notes, waive any past default and its consequences under the indenture with respect to the notes, except:

     - a payment default with respect to the notes; or

     - a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of the notes.

ASSUMPTION OF THE OBLIGATIONS UNDER THE NOTES BY APACHE

     Under the indenture, we may, at our option, assume Apache Canada's obligations under the notes if:

     - we expressly assume the obligations in an assumption agreement or supplemental indenture that is executed and delivered to the trustee in a form that is acceptable to the trustee;

     - no event of default and no event that, after a notice or the lapse of time or both, would become an event of default occurs and is continuing after giving effect to our assuming the obligations; and

     - we expressly agree in an assumption agreement or supplemental indenture to indemnify the holders of the notes against any tax, assessment or government charge imposed on a holder or required to be withheld or deducted from any payment made to a holder, including any charge or withholding required on account of this indemnification, and any costs or expenses incurred by a holder on account of our assuming the obligations. If we deliver to the trustee an opinion of an independent tax counsel or consultant of recognized standing stating that the holders will not recognize income, gain or loss, for U.S. federal income tax purposes, as a result of assuming these obligations, then a holder will have the above indemnification rights only if and when gain for U.S. federal income tax purposes is actually recognized by a holder.

     If we assume Apache Canada's obligations, as described above, we will be substituted for Apache Canada for all purposes regarding the notes so assumed as if we had been the original issuer of the notes.

ASSIGNMENT TO ANOTHER SUBSIDIARY

     Under the indenture, Apache Canada may assign its obligations under the notes to any of our other subsidiaries and the new subsidiary will be treated, for all purposes, as Apache Canada's successor with respect to the notes assigned, provided that the conditions described under "-- Consolidation, Merger and Sale of Assets" below are satisfied.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may, without the consent of the holders of the notes, consolidate or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person that is a corporation, limited liability company, partnership, joint venture or joint stock company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as any successor person assumes our obligations on the securities and after giving effect to the transaction no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing, and as long as some other conditions are met.

     Apache Canada may, without the consent of the holders of the notes, consolidate or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, limited liability company, partnership, joint venture or joint stock company and is organized and validly existing under the laws of any jurisdiction or permit any such person to consolidate with or merge into or convey, transfer or lease its properties and assets substantially as an entirety to us or Apache Canada, as long as the person assumes Apache Canada's obligations on the notes and under the indenture, and immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, under the indenture has occurred.

     Also, the successor person to us or Apache Canada must expressly agree in a supplemental indenture:

     - that all payments on the notes in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person's jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a note receives the same amount that the holder would have received if no withholding or deduction was required; and

     - to indemnify immediately the holder of each note against

     - any tax, assessment or governmental charge imposed on the holder or required to be withheld or deducted from any payment to the holder as a consequence of the transaction; and

     - any other tax costs or other tax expenses of the transaction.

     If we, Apache Canada or the successor person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by the holder.

PAYMENT OF ADDITIONAL AMOUNTS

     Apache Canada must make all payments of, or in respect of, principal of and any premium and interest on the notes without withholding or deduction for any taxes imposed or levied by or on behalf of any Canadian taxing authorities. If those taxing authorities nonetheless require Apache Canada to withhold taxes, Apache Canada must pay as additional interest an amount that will result, after deducting the taxes, in the payment to the holder of the notes of the amount that would have been paid if no withholding was required. Apache Canada is not required to pay this additional interest for or on account of:

     - any tax that would not have been imposed but for the fact that the holder

      - was a resident, domiciled or national of, or engaged in business or maintained a permanent establishment or was physically present in Canada or otherwise had some connection with Canada other than merely owning the note;

      - presented, if presentation is required, the note for payment in Canada, unless the note could not have been presented for payment elsewhere;

      - presented, if presentation is required, the note more than 30 days after the date on which the payment relating to the note first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to the additional interest if it had presented the note for payment on any day within this 30 day period;

      - is not dealing with Apache Canada, directly or indirectly, on an arm's-length basis; or

      - entered into or participated in a scheme to avoid Canadian withholding tax that Apache Canada was neither a party to nor participated in;

     - any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     - any tax that is payable other than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on the notes;

     - any tax that is imposed or withheld because the holder or the beneficial owner of a note failed, upon request of Apache Canada, to provide information concerning the nationality, residence or identity of the holder or the beneficial owner, or to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by Canadian federal income tax laws as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

      - any combination of the four items listed above.

     Apache Canada also does not have to pay additional interest with respect to any payment of the principal of or any premium or interest on the note to any holder that is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of Canada to be included in the income for tax purposes of a beneficiary or settlor with respect to a fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional interest if it held the note.

     Any amounts paid by us, as guarantor, under the indenture must be paid without withholding or deduction for any taxes imposed or levied by or on behalf of any U.S. taxing authority. If a U.S. taxing authority nonetheless requires us to withhold taxes, we must pay an additional amount so that the net amount paid to the holder, after deducting the taxes, is not less than the amount then due and payable on the notes. We are not required to pay this additional amount to any holder of a note who is:

     - subject to U.S. tax by reason of the holder being connected with the U.S. otherwise than by holding or owning the notes; or

     - not dealing at arm's length with us.

     Where this prospectus mentions, in any context, the payment of principal of, or any premium or interest on, or in respect of, the notes or the net proceeds received on the sale or exchange of the notes, this amount shall be deemed to include the payment of additional amounts provided for in the indenture to the extent that the additional amounts are, were or would be payable under the indenture.

REDEMPTION FOR TAXATION REASONS

     If Canadian taxing authorities change or amend their laws, regulations or published tax rulings or the official administration, application or interpretation of their laws, regulations or published tax rulings either generally or in relation to the notes, and Apache Canada determines that:

     - it will be required to pay any additional amounts under the indenture or the terms of any note in respect of interest on the next succeeding interest payment date; and

     - Apache Canada cannot avoid paying the additional amount by taking reasonable measures available to it,

it may, at its option, redeem all, but not less than all, of the notes of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days' written notice as provided in the indenture. The redemption price will be equal to 100 percent of the principal amount of the notes plus accrued interest to the date of redemption. Notwithstanding the foregoing:

     - no notice of redemption may be given earlier than 60 days before the earliest date on which Apache Canada would be obligated to pay any additional amounts if a payment was due in respect of the notes; and

     - at the time any redemption notice is given, the obligation to pay any additional amounts must remain in effect.

     If

     - Apache Canada has consolidated with or merged into, or conveyed or transferred or leased its properties and assets as an entirety or substantially as an entirety to, any person that is organized under the laws of any jurisdiction other than the United States or Canada;

     - as the result of any change in or any amendment to the laws, regulations or published tax rulings of the jurisdiction under which Apache Canada's successor is organized or of its political subdivisions or taxing authorities affecting taxation, or any change in the official administration, application or interpretation of its laws, regulations or published tax rulings either generally or in relation to any particular notes, Apache Canada's successor must pay any additional amounts under the indenture or the terms of the notes in respect of interest on the notes on the next succeeding interest payment date; and

     - Apache Canada or its successor taking reasonable measures cannot avoid this obligation,

then Apache Canada or its successor may redeem all, but not less than all, of the notes in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days' written notice as provided in the indenture, at a redemption price equal to 100 percent of the principal amount of the notes plus accrued interest to the date fixed for redemption. No notice of redemption may be given earlier than 60 days before the earliest date on which a successor must pay any additional amounts if a payment was due in respect of the notes. Also, at the time any redemption notice is given, the successor's obligation to pay any additional amounts must remain in effect.

CONCERNING THE TRUSTEE

     JPMorgan Chase Bank, New York, New York is the trustee under the indenture. JPMorgan Chase Bank is an agent bank and a lender under our global credit facility.

SERVICE OF PROCESS

     Under the indenture, Apache Canada has irrevocably appointed CT Corporation System, 111 8th Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding with respect to the indenture, the notes or the guarantees issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submitted to jurisdiction in New York.

GOVERNING LAW

     The indenture, the notes and the guarantees are governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws, except as may otherwise be required by mandatory provisions of law. All matters governing the authorization and execution of the indenture and the notes by Apache Canada will be governed by and construed in accordance with the laws of Nova Scotia, Canada.

ENFORCEABILITY OF JUDGMENTS

     Since a substantial portion of Apache Canada's assets are outside the United States, any judgment obtained in the United States against Apache Canada, including judgments with respect to the payment of principal or interest on the notes, may not be collectible in the United States.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Apache Corporation, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400,
Attention: Corporate Secretary.

BOOK-ENTRY, DELIVERY AND FORM

  THE GLOBAL NOTES

     The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons (the "global notes").

     Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

     Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. Apache Canada expects that under procedures established by DTC:

     - upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

     - ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

  DEPOSITARY PROCEDURES

     All interests in the global notes will be subject to the operations and procedures of DTC. The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and is subject to changes by DTC. Neither we nor Apache Canada take responsibility for these operations and procedures, and urge investors to contact DTC or its participants directly to discuss these matters.

     DTC has advised us and Apache Canada that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     Under the terms of the indenture, we, Apache Canada and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Consequently, neither Apache, Apache Canada, the trustee nor any agent of Apache, Apache Canada or the trustee has or will have any responsibility or liability for:

     - any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

     - any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us and Apache Canada that its current practices, upon receipt of any payment in respect of securities such as the notes (including principal and interest (including special interest), if any), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee, Apache or Apache Canada. Neither Apache, Apache Canada nor the trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the notes, and Apache, Apache Canada and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     Interests in the global notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effective in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised us and Apache Canada that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given direction. If, however, there is an event of default under the notes, DTC reserves the right to exchange global notes for legended notes in certificated form and to distribute such notes to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we and Apache Canada believe to be reliable, but we and Apache Canada take no responsibility for the accuracy of that information.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Apache, Apache Canada or the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

     - DTC notifies Apache Canada at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

     - Apache Canada, at its option, notifies the trustee that it elects to cause the issuance of certificated notes; or

     - an event of default as provided in the indenture with respect to the notes should occur and be continuing.

SAME DAY SETTLEMENT AND PAYMENT

     The indenture will require that payments in respect of the notes represented by the global note (including principal, premium, if any, and interest (including special interest), if any) be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, Apache Canada will make all payments of principal, premium, if any, interest (including special interest), if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Apache and Apache Canada expect that secondary trading in the certificated notes will also be settled in immediately available funds.

                       FEDERAL INCOME TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following section describes the anticipated U.S. federal income tax consequences relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer. This description is based upon the Internal Revenue Code of 1986, as amended; existing administrative pronouncements and judicial decisions; and existing and proposed Treasury regulations, each as available and in effect as of the date hereof. All of the foregoing are subject to change, and any such change could be retroactive and could affect the continuing validity of this description.

     This description deals only with exchange notes held as capital assets by initial holders that acquire the exchange notes pursuant to the exchange offer. This description does not discuss all of the tax consequences that may be relevant to holders subject to special rules, such as:

     - financial institutions;

     - real estate investment trusts;

     - regulated investment companies;

     - grantor trusts;

     - insurance companies;

     - dealers or traders in securities or currencies;

     - persons holding notes in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction; or

     - persons who have ceased to be United States citizens or to be taxed as resident aliens.

This description also does not address the U.S. federal estate and gift tax consequences or any applicable foreign, state or local tax laws.

     Holders should consult their tax advisors with regard to the application of U.S. federal income and estate tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

EXCHANGE OFFER

     The exchange of outstanding notes by a holder for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. A holder will not recognize gain or loss upon the receipt of exchange notes pursuant to the exchange offer and will be required to treat the exchange notes and any payments thereon for U.S. federal income tax purposes as if the exchange offer had not occurred. A holder's holding period for exchange notes will include the holding period for the outstanding notes exchanged pursuant to the exchange offer and a holder's adjusted basis in exchange notes will be the same as such holder's adjusted basis in such outstanding notes.

     The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer or the acquisition, ownership, and disposition of the exchange notes. You should consult with your own tax advisor regarding the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences that may arise under the laws of any state, local, or other taxing jurisdiction.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the anticipated Canadian federal income tax considerations relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offer to persons who acquired their outstanding notes pursuant to the original private offering of such notes on May 15, 2003, and who, for the purpose of the Income Tax Act (Canada) (the "ITA"), are non-residents of Canada and hold their outstanding notes as capital property. This summary is based on the current provisions of the ITA and the regulations thereunder, the current assessing and administrative practices of the Canada Customs and Revenue Agency (the "CCRA"), all specific proposals to amend the ITA and the regulations thereunder publicly announced by the Minister of Finance (Canada) before the date of this prospectus and the assumption that the exchange of outstanding notes for exchange notes, pursuant to the exchange offer, does not constitute a repayment, under the commercial laws of the jurisdiction which governs the outstanding notes, of the indebtedness evidenced by the outstanding notes. This summary does not otherwise take into account or anticipate changes in the law or in the assessing and administrative practices of the CCRA, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

     This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any holder of outstanding notes. Holders of outstanding notes should consult their own tax advisors with regard to the application of Canadian federal income tax laws to their particular situation.

     The exchange of outstanding notes by a holder for exchange notes pursuant to the exchange offer will not constitute a taxable event under the ITA. Accordingly, no tax on income (including capital gains) will be payable under the ITA in respect of the exchange of outstanding notes for exchange notes pursuant to the exchange offer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes if the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 90 days after the expiration date.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts under the exchange offer may be sold from time to time in one or more transactions:

     - in the over-the-counter market;

     - in negotiated transactions;

     - through the writing of options on the exchange notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes. An "underwriter" within the meaning of the Securities Act includes:

     - any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer; or

     - any broker or dealer that participates in a distribution of such exchange notes.

     Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. The holder (other than a person that is an "affiliate" of Apache within the meaning of Rule 405 under the Securities Act) who receives exchange notes in exchange for outstanding notes in the ordinary course of business and who is not participating, need not intend to participate or have an arrangement or understanding with person to participate in the distribution of the exchange notes.

     If, however, any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters. The holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. A secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available.

     Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of any exchange notes. We have agreed, for a period of not less than 90 days from the consummation of the exchange offer, to make this prospectus available to any broker-dealer for use in connection with any such resale. For a period of not less than 90 days after the expiration date we will promptly upon request send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the outstanding notes against liabilities under the Securities Act, including any broker-dealers.

                                 LEGAL MATTERS

     The validity of the exchange notes and guarantees will be passed upon for us and Apache Canada by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas. In addition, other matters of Canadian law will be passed upon for us and Apache Canada by McInnes Cooper, Nova Scotia, Canada.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 2002 and for the year then ended have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

     Our consolidated financial statements and schedules as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in our Annual Report on Form 10-K for the year ended December 31, 2002 (the "2002 Annual Report") have been incorporated by reference in this prospectus in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing. The Arthur Andersen LLP report on the December 31, 2001 and 2000 consolidated financial statements, dated March 12, 2002, included in the 2002 Annual Report is a copy of the previously issued Arthur Andersen LLP report, which has not been reissued because Arthur Andersen LLP has ceased operations.

     Because we will not be able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements for the two years ended December 31, 2001, as required by Section 7 of the Securities Act, we will dispense with the filing of their consent in reliance on Rule 437a promulgated under the Securities Act.

     In light of the circumstances described above and the publicly reported proceedings against Arthur Andersen, relief that may be available to investors under the federal securities laws against accounting firms will not be available against Arthur Andersen.

     On April 2, 2002, we filed a Current Report on Form 8-K announcing that our board of directors engaged Ernst & Young LLP as independent public accountants for the fiscal year 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

     The information incorporated by reference into this prospectus regarding our total proved reserves was prepared by us and reviewed by Ryder Scott Company Petroleum Engineers, as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $350,000,000

                       APACHE FINANCE CANADA CORPORATION

                        EXCHANGE OFFER FOR $350,000,000

                             4.375% NOTES DUE 2015

                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                           (APACHE CORPORATION LOGO)

                                   ----------
                                   PROSPECTUS
                                   ----------

                                          , 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date hereof.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

APACHE CORPORATION

     Apache's Certificate of Incorporation and bylaws provide that, to the full extent permitted under the Delaware General Corporation Law, Apache's directors shall not be personally liable for monetary damages. Apache's bylaws provide that Apache shall indemnify its officers, directors, employees and agents.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Apache maintains policies insuring its and its subsidiaries' officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Article VII of Apache's bylaws provides, in substance, that directors, officers, employees and agents of Apache shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, Article Seventeen of Apache's restated certificate of incorporation eliminates in specified circumstances the monetary liability of directors of Apache for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

     - for a breach of the director's duty of loyalty to Apache or its stockholders;

     - for acts or omissions by the director not in good faith;

     - for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

     - under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

     - for transactions from which the director derived an improper personal benefit.

     Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements Apache and Apache Canada agree to in connection with offerings of the securities registered by this registration statement.

APACHE FINANCE CANADA CORPORATION

     The Articles of Association of Apache Finance Canada Corporation provide, in substance, that every director and officer of Apache Canada shall be indemnified by Apache Finance Canada Corporation against all costs, losses and expenses which such person may incur by reason of any contract entered into, or any act or thing done, by him in such capacity or in anyway in the discharge of his duties, including acts or omissions not in good faith or other breaches of fiduciary duty, unless such costs, losses and expenses result from the dishonesty of the director or the officer.

     Nova Scotia law does not make any statutory provision for, nor impose any statutory restriction upon, the ability of a company to indemnify directors and officers.

     Although the matter has not been judicially considered, the obligation to indemnify may not extend to losses occasioned by a breach by a director of his common law fiduciary duty to Apache Finance Canada Corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  *4.1          Indenture dated as of November 23, 1999 among Apache
                Corporation, Apache Finance Canada Corporation and JPMorgan
                Chase Bank, formerly known as The Chase Manhattan Bank, as trustee
  *4.2          Registration Rights Agreement dated May 15, 2003 among
                Apache, Apache Canada and the representatives of the Initial
                Purchasers.
  *4.3          Form of Exchange Note.
  *5.1.1        Opinion of Chamberlain, Hrdlicka, White, Williams & Martin
                regarding legality of securities being registered by Apache.
  *5.1.2        Opinion of Sidley, Austin, Brown & Wood, LLP regarding
                legality of securities being registered by Apache.
  *5.2          Opinion of McInnes Cooper regarding legality under the laws of Nova Scotia of securities being registered by Apache
                Canada.
 *12.1          Statements of computation of ratios of earnings to fixed
                charges.
 *23.1          Consent of Ernst & Young LLP, Houston, Texas.
  23.2          Consent of Arthur Andersen LLP, Houston, Texas (omitted
                pursuant to Rule 437a of the Securities Act of 1933, as
                amended).
 *23.3          Consent of Chamberlain, Hrdlicka, White, Williams & Martin
                (included in Exhibit 5.1.1).
 *23.5          Consent of McInnes Cooper (included in Exhibit 5.2).
 *23.6          Consent of Ryder Scott Company Petroleum Engineers.
 *24.1          Power of Attorney (included in Part II as a part of the
                signature pages of the Registration Statement).
 *25.1          Form T-1 Statement of Eligibility and Qualification under
                Trust Indenture Act of 1939 of JPMorgan Chase Bank as
                trustee under the Indenture among Apache, Apache Finance
                Canada Corporation and JPMorgan Chase Bank, as trustee.
 *25.2          Form T-1 Statement of Eligibility and Qualification under
                Trust Indenture Act of 1939 of JPMorgan Chase Bank as
                guarantee trustee under the guarantee of Apache Corporation with respect to the Indenture among Apache, Apache Finance
                Canada Corporation and JPMorgan Chase Bank, as trustee.

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 *99.1          Form of Letter of Transmittal.
 *99.2          Form of Notice of Guaranteed Delivery.
 *99.3          Form of Exchange Agent Agreement.

---------------

 * Filed herewith

     (b) Financial Schedules:

     None.

ITEM 22.  UNDERTAKINGS

     1. The undersigned Registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Apache's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of that Registrant in the successful defense of any action, suit or proceeding) is asserted against any Registrant by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned Registrants hereby undertake that:

          (a) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to this request.

     6. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Apache Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of August, 2003.

                                          APACHE CORPORATION

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                             President, Chief Executive Officer
                                                             and
                                                  Chief Operating Officer

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Roger B. Plank and P. Anthony Lannie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post effective amendments) to this registration statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                      DATE
              ---------                                -----                      ----

         /s/ G. STEVEN FARRIS               Director, President, Chief       August 13, 2003
--------------------------------------      Executive Officer and Chief
           G. Steven Farris                      Operating Officer
                                           (Principal Executive Officer)


          /s/ ROGER B. PLANK               Executive Vice President and      August 13, 2003
--------------------------------------        Chief Financial Officer
            Roger B. Plank                 (Principal Financial Officer)


        /s/ THOMAS L. MITCHELL             Vice President and Controller     August 13, 2003
--------------------------------------    (Principal Accounting Officer)
          Thomas L. Mitchell

              SIGNATURE                                TITLE                      DATE
              ---------                                -----                      ----


          /s/ RAYMOND PLANK                          Director                August 13, 2003
--------------------------------------
            Raymond Plank


        /s/ FREDERICK M. BOHEN                       Director                August 13, 2003
--------------------------------------
          Frederick M. Bohen


        /s/ RANDOLPH M. FERLIC                       Director                August 13, 2003
--------------------------------------
          Randolph M. Ferlic


        /s/ EUGENE C. FIEDOREK                       Director                August 13, 2003
--------------------------------------
          Eugene C. Fiedorek


        /s/ A.D. FRAZIER, JR.                        Director                August 13, 2003
--------------------------------------
          A.D. Frazier, Jr.


        /s/ PATRICIA A. GRAHAM                       Director                August 13, 2003
--------------------------------------
          Patricia A. Graham


          /s/ JOHN A. KOCUR                          Director                August 13, 2003
--------------------------------------
            John A. Kocur


        /s/ GEORGE D. LAWRENCE                       Director                August 13, 2003
--------------------------------------
          George D. Lawrence


          /s/ F. H. MERELLI                          Director                August 13, 2003
--------------------------------------
            F. H. Merelli


         /s/ RODMAN D. PATTON                        Director                August 13, 2003
--------------------------------------
           Rodman D. Patton


        /s/ CHARLES J. PITMAN                        Director                August 13, 2003
--------------------------------------
          Charles J. Pitman


         /s/ JAY A. PRECOURT                         Director                August 13, 2003
--------------------------------------
           Jay A. Precourt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Apache Finance Canada Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of August, 2003.

                                          APACHE FINANCE CANADA CORPORATION

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Finance Canada Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Roger B. Plank and P. Anthony Lannie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                        TITLE                DATE
             ---------                        -----                ----

       /s/ G. STEVEN FARRIS              Director, Chief      August 13, 2003
 --------------------------------       Executive Officer
         G. Steven Farris             (Principal Executive
                                            Officer)


        /s/ ROGER B. PLANK             Director, Executive    August 13, 2003
 --------------------------------      Vice President and
          Roger B. Plank                 Chief Financial
                                             Officer
                                      (Principal Financial
                                            Officer)


      /s/ THOMAS L. MITCHELL           Vice President and     August 13, 2003
 --------------------------------     Controller (Principal
        Thomas L. Mitchell             Accounting Officer)


        /s/ FLOYD R. PRICE                  Director          August 13, 2003
 --------------------------------
          Floyd R. Price


         /s/ ERIC L. HARRY                  Director          August 13, 2003
 --------------------------------
           Eric L. Harry


        /s/ JOHN F. CURRAN                  Director          August 13, 2003
 --------------------------------
          John F. Curran


       /s/ JAMES G. SMELTZER                Director          August 13, 2003
 --------------------------------
         James G. Smeltzer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  *4.1          Indenture dated as of November 23, 1999 among Apache
                Corporation, Apache Finance Canada Corporation and JPMorgan
                Chase Bank, formerly known as The Chase Manhattan Bank, as trustee
  *4.2          Registration Rights Agreement dated May 15, 2003 among
                Apache, Apache Canada and the representatives of the Initial
                Purchasers.
  *4.3          Form of Exchange Note.
  *5.1.1        Opinion of Chamberlain, Hrdlicka, White, Williams & Martin
                regarding legality of securities being registered by Apache.
  *5.1.2        Opinion of Sidley, Austin, Brown & Wood, LLP regarding
                legality of securities being registered by Apache.
  *5.2          Opinion of McInnes Cooper regarding legality under the laws of Nova Scotia of securities being registered by Apache
                Canada.
 *12.1          Statements of computation of ratios of earnings to fixed
                charges.
 *23.1          Consent of Ernst & Young LLP, Houston, Texas.
  23.2          Consent of Arthur Andersen LLP, Houston, Texas (omitted
                pursuant to Rule 437a of the Securities Act of 1933, as
                amended).
 *23.3          Consent of Chamberlain, Hrdlicka, White, Williams & Martin
                (included in Exhibit 5.1.1).
 *23.5          Consent of McInnes Cooper (included in Exhibit 5.2).
 *23.6          Consent of Ryder Scott Company Petroleum Engineers.
 *24.1          Power of Attorney (included in Part II as a part of the
                signature pages of the Registration Statement).
 *25.1          Form T-1 Statement of Eligibility and Qualification under
                Trust Indenture Act of 1939 of JPMorgan Chase Bank as
                trustee under the Indenture among Apache, Apache Finance
                Canada Corporation and JPMorgan Chase Bank, as trustee.
 *25.2          Form T-1 Statement of Eligibility and Qualification under
                Trust Indenture Act of 1939 of JPMorgan Chase Bank as
                guarantee trustee under the guarantee of Apache Corporation with respect to the Indenture among Apache, Apache Finance
                Canada Corporation and JPMorgan Chase Bank, as trustee.
 *99.1          Form of Letter of Transmittal.
 *99.2          Form of Notice of Guaranteed Delivery.
 *99.3          Form of Exchange Agent Agreement.

---------------

 * Filed herewith